POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Ellen
Rosenberg, Christian Formica and Carol Welch, or any of them signing singly, and with full power of substitution, the
undersigneds true and lawful attorney-in-fact to:

(1) prepare and execute in the undersigneds name and on the
undersigneds behalf, and submit to the U.S. Securities and
Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make
electronic filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934 or any rule or
regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the
undersigneds capacity as an officer and/or director of Amicus
Therapeutics, Inc., a Delaware corporation (the Company),
Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete
and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file any such Form or
amendment with the SEC and any stock exchange or similar
authority, including filing this power of attorney with the
SEC; and

(4) take any other action necessary in connection with the
foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in
such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts
discretion.

The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-facts substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein
granted. The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company
assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and
transactions in securities issued by the Company, unless
earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 22th day of June, 2018.

Bradley L. Campbell
Signature

Bradley L. Campbell
Print Name